UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01 Per Share	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2022, BrightView Funding LLC and BrightView Landscapes, LLC, affiliates of BrightView Holdings, Inc. (the “Company”), entered into the Third Amendment to the Receivables Financing Agreement (the “Amendment Agreement”), which amends the Receivables Financing Agreement, dated as of April 28, 2017, by and among BrightView Funding LLC, (the “Borrower”), BrightView Landscapes, LLC, as initial servicer, PNC Bank, National Association, as administrative agent and letter of credit bank, PNC Capital Markets LLC, as structuring agent, and the persons from time to time party thereto as lenders and letter of credit participants (as amended by the First Amendment, dated as of February 21, 2019 and the Second Amendment, dated as of February 21, 2021, the “Receivables Financing Agreement”).

Under the terms of the Amendment Agreement, the Receivables Financing Agreement was amended (as so amended, the “Amended Receivables Financing Agreement”) to, among other things: (i) increase the borrowing capacity thereunder from $250.0 million to an amount up to $275.0 million, (ii) extend the Scheduled Termination Date (as defined in the Amended Receivables Financing Agreement) to June 22, 2025 and (iii) join MUFG Bank, Ltd. as a Lender and LC Participant.

Loans borrowed under the Amended Receivables Financing Agreement, at the Borrower’s election, bear interest rate per annum of (i) a secured overnight funding rate; (ii) a secured overnight funding rate calculated daily without compounding; (iii) a base rate or (iv) a one month secured overnight funding rate, determined daily.

The agents, certain of the lenders and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing description of the Amendment Agreement and the Amended Receivables Financing Agreement are qualified in their entirety by reference to the full text of the Amendment Agreement and the Amended Receivables Financing Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Third Amendment to the Receivables Financing Agreement, including Exhibit A thereto, a marked version of the Receivables Financing Agreement, dated as of June 22, 2022, by and among BrightView Funding LLC, as borrower, BrightView Landscapes LLC, as initial servicer and PNC Bank, National Association, as lender, letter of credit bank, letter of credit participant and administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: June 22, 2022	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary